Exhibit(a)(1)(C)

Notice of Guaranteed Delivery
(Not to be Used for Signature Guarantee)
for
Offer to Purchase for Cash
Up to 6,250,000 Shares of its Common Shares
At a Purchase Price of $8.00 Per Share
by
GLOBAL SOURCES LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL
EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON
DECEMBER 19, 2008, UNLESS GLOBAL SOURCES LTD. EXTENDS THE OFFER.

As set forth in Section 3 of the Offer to Purchase, dated November 21, 2008, you should use this notice of guaranteed delivery (or a facsimile of it) to accept the Offer (as defined herein) if:

(a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common shares, par value $0.01 per share (the “Shares”), of Global Sources Ltd., a Bermuda company (“Global Sources”), prior to the “Expiration Date” (as defined in Section 1 of the Offer to Purchase); or

(b) the procedure for book-entry transfer cannot be completed before the Expiration Date (as specified in Section 1 of the Offer to Purchase); or

(c) time will not permit a properly completed and duly executed Letter of Transmittal and all other required documents to reach the depositary referred to below before the Expiration Date.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by mail, overnight courier or facsimile transmission so that the depositary receives it before the Expiration Date. See Section 3 of the Offer to Purchase and Instruction 2 to the Letter of Transmittal.

The Depositary for the Tender Offer is:

By Mail:	By Facsimile Transmission:	By Hand or Overnight Courier:

Computershare Trust Company, N.A Attention: Corporate Actions P.O. Box 859208 Braintree, MA 02185-9208	For Eligible Institutions Only: 1 781-930-4942 For Confirmation Only Telephone: 1 781-930-4900	Computershare Trust Company, N.A. Attention: Corporate Actions 161 Bay State Drive Braintree, MA 02184

Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a proper delivery. Deliveries to Global Sources or to the information agent for the Offer will not be forwarded to the depositary and therefore, will not constitute proper delivery. Deliveries to the book-entry transfer facility (as defined in the Letter of Transmittal) will not constitute proper delivery to the depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Global Sources Ltd., a Bermuda company (“Global Sources”), the above-described shares of Global Sources’s common shares, par value $0.01 per share (the “Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated November 21, 2008, and in the related Letter of Transmittal, as they may be amended and supplemented from time to time. Global Sources is inviting its shareholders to tender their Shares at $8.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

Number of Shares Being Tendered Hereby:          Shares

GUARANTEE
(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”) guarantees the delivery of the Shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three Nasdaq National Market trading days of the date hereof.

Name of Firm:	Name of Firm:

Authorized Signature:	Authorized Signature:

Name:	Name:

Title:	Title:

Address:	Address:

Zip Code:	Zip Code:

(Country Code/Area Code) Telephone Number:	(Country Code/Area Code) Telephone Number:

Dated: , 2008	Dated: , 2008

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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